                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


               Date of Report (Date of earliest event reported):
                       October 4, 1999 (October 1, 1999)
                       ---------------------------------

                               The Scotts Company
                               ------------------
             (Exact name of registrant as specified in its charter)



            Ohio                         1-11593                 31-1414921
------------------------------     --------------------      -------------------
 (State or other jurisdiction       (Commission File           (IRS Employer
       of incorporation)                  Number)            Identification No.)



              41 South High Street, Suite 3500, Columbus Ohio 43215
              -----------------------------------------------------
               (Address of principal executive offices) (Zip Code)


        Registrant's telephone number, including area code (614) 719-5500
                                                           --------------

                                 Not Applicable
                                 --------------
         (Former name or former address, if changed since last report.)


                         Index to Exhibits is on Page 5.

Item 5.       Other Events
--------------------------

              Effective October 1, 1999, the preferred shareholders of The Scotts Company converted all of their Class A Convertible Preferred Shares into approximately 10.1 million common shares of Scotts. In exchange for this early conversion, the preferred shareholders received an aggregate payment of approximately $6.4 million, representing the amount of the dividends on the Preferred Shares that would otherwise have been payable through May 2000. Scotts also agreed to accelerate, from May 2000 (the month during which the Preferred Shares could first be redeemed by Scotts) to October 1, 1999, the termination of certain of the standstill provisions in the Amended and Restated Agreement and Plan of Merger, dated as of May 19, 1995 (the "Miracle-Gro Merger Agreement"), among Scotts' Miracle-Gro Products, Inc. (as successor to ZYX Corporation and Stern's Miracle-Gro Products, Inc.), Miracle-Gro Lawn Products Inc., Miracle-Gro Products Limited, Hagedorn Partnership, L.P., the general partners of Hagedorn Partnership, L.P., Horace Hagedorn, Community Funds, Inc., and John Kenlon and Scotts. These transactions were consummated pursuant to the terms of the First Amendment to Amended and Restated Agreement and Plan of Merger, dated as of October 1, 1999 (the "First Amendment"), a copy of which is filed as Exhibit 2 to this Form 8-K.

              Under the terms of the First Amendment, the voting and transfer restrictions on Hagedorn Partnership, L.P., Community Funds, Inc., Horace Hagedorn and John Kenlon (collectively, the "Miracle-Gro Shareholders") contained in the Miracle-Gro Merger Agreement terminated as of October 1, 1999. The limitations on the ability of the Miracle-Gro Shareholders to acquire additional voting securities of Scotts contained in the Miracle-Gro Merger Agreement terminated as of October 1, 1999, except for the restriction under which the Miracle-Gro Shareholders may not acquire, directly or indirectly, beneficial ownership of Voting Stock (as that term is defined in the Miracle-Gro Merger Agreement as amended) representing more than 49% of the total voting power of the outstanding Voting Stock except pursuant to a tender offer for 100% of that total voting power, which tender offer is made at a price per share which is not less than the market price per share on the last trading day before the announcement of the tender offer and conditioned upon the receipt of at least 50% of the Voting Stock beneficially owned by Scotts shareholders other than the Miracle-Gro Shareholders and their affiliates and associates.

              Further information about the conversion of the Convertible Preferred Stock and the related transactions is included in the Press Release issued by Scotts on October 4, 1999, a copy of which is included as Exhibit 99 to this Form 8-K.

Item 7.       Financial Statements and Exhibits.
------------------------------------------------

              (a) and (b)   Not applicable.

              (c)     Exhibits:
                      ---------

             Exhibit No.                              Description
             -----------                              -----------

                  2 First Amendment to Amended and Restated Agreement and Plan of Merger, made and entered into as of October 1, 1999, among The Scotts Company, Scotts' Miracle-Gro Products, Inc. (as successor to ZYX Corporation and Stern's Miracle-Gro Products, Inc.), Miracle-Gro Lawn Products Inc., Miracle-Gro Products Limited, Hagedorn Partnership, L.P., Community Funds, Inc., Horace Hagedorn and John Kenlon, and James Hagedorn, Katherine Hagedorn Littlefield, Paul Hagedorn, Peter Hagedorn, Robert Hagedorn and Susan Hagedorn

                  99                    Press Release issued October 4, 1999

                                   SIGNATURES
                                   ----------

              Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            THE SCOTTS COMPANY



Date:  October 4, 1999      By: /s/ Charles M. Berger
                               ----------------------

                            Its: Chairman, President and Chief Executive Officer
                            ----------------------------------------------------

                               INDEX TO EXHIBITS
                               -----------------


Exhibit No.                   Description                          Page No.
-----------                   -----------                          --------

    2            First Amendment to Amended and Restated              *
                 Agreement and Plan of Merger, made and
                 entered into as of October 1, 1999, among The Scotts Company, Scotts' Miracle-Gro
                 Products, Inc. (as successor to ZYX
                 Corporation and Stern's Miracle-Gro
                 Products, Inc.), Miracle-Gro Lawn
                 Products Inc., Miracle-Gro Products
                 Limited, Hagedorn Partnership, L.P.,
                 Community Funds, Inc., Horace Hagedorn
                 and John Kenlon, and James Hagedorn,
                 Katherine Hagedorn Littlefield, Paul
                 Hagedorn, Peter Hagedorn, Robert Hagedorn and Susan Hagedorn

    99           Press Release issued October 4, 1999                 *



----------------------
*Filed herewith.